Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. §1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies that this annual report on Form 10-K for the period ended September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof, based on my knowledge, fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Compass Minerals International, Inc.

COMPASS MINERALS INTERNATIONAL, INC.

December 11, 2025	/s/ Edward C. Dowling, Jr.
Edward C. Dowling, Jr.
President and Chief Executive Officer and Director
(Principal Executive Officer)

December 11, 2025	/s/ Peter Fjellman
Peter Fjellman
Chief Financial Officer
(Principal Financial Officer)